Exhibit 99.1
QumulusAI Reports Third Quarter 2026 Results
Quarterly revenue reaches $14.8 million, doubling sequentially for the second straight quarter; cumulative signed customer contract value surpasses $500 million.
ATLANTA, November 10, 2026 — QumulusAI (Nasdaq: QMLS), a neocloud infrastructure provider purpose-built for the AI computing era, today reported financial results for the third quarter ended September 30, 2026.

“Revenue doubled again this quarter, and remaining performance obligations grew to $515.0 million from $173.1 million at the end of the second quarter. That’s the model doing its job: we sell the capacity before we energize it, we deploy into pockets of existing power, and we bring it online in months, not years,” said Michael Maniscalco, CEO of QumulusAI. “And the third quarter is still early in that ramp. We had compute coming online throughout the quarter, and into the fourth, so much of it hasn’t yet billed for a full period.”
Third Quarter 2026 Financial Highlights
All comparisons, unless otherwise noted, are to the three months ended September 30, 2025.
•Revenue of $14.8 million, an increase of $11.7 million, or 376%, from $3.1 million. Compute power revenue grew to $14.1 million, or approximately 96% of total revenue, from $1.4 million, or approximately 47% of total revenue.
•Operating loss of $41.6 million, compared to $2.8 million. The increase reflects a $13.4 million increase in depreciation and amortization tied to expanded HPC (High-Performance Computing) infrastructure, as well as higher general and administrative costs associated with public company readiness, including $26.4 million related to shares of common stock issued for professional services in connection with the company's direct listing, and headcount growth.
•Net loss of $14.4 million, compared to a net loss of $9.5 million. The current period includes $32.3 million of non-cash gains from changes in the fair value of the convertible note, the related option and the warrant liability; the prior-year period included a $4.8 million non-cash loss from the change in fair value of the warrant liability.
•Adjusted EBITDA of $3.7 million, our first positive quarter, compared to a loss of $0.6 million, driven by growth in compute revenue.
Recent Corporate Developments
•Active capacity has reached 8 MW.
•Cumulative signed customer contract value surpassed $500 million, reaching $528.7 million.
•Signed $240.9 million in new three-year take-or-pay agreements, covering more than 2,000 NVIDIA Blackwell B300 GPUs across two dedicated clusters.
•Put the $71.9 million, three-year Blackwell agreement fully into production, with every GPU under the agreement billing within three months of signing.
•Contracted 1.2 MW in Denver, ready for service in Q1.
•Contracted 0.5 MW in Columbia, South Carolina, ready for service in December 2026.
Business Outlook
QumulusAI will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast and Conference Call
QumulusAI will host a conference call and webcast today at 5:00 p.m. Eastern Time to discuss third quarter 2026 results. The live webcast, together with this release and supplemental materials, is available at investors.qumulusai.com. A replay will be available on the same site following the call.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company presents Adjusted EBITDA, a non-GAAP financial measure. QumulusAI’s reasons for use of this measure and reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure and other information are included at the end of this release. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss) or any other measure prepared in accordance with GAAP.
About QumulusAI
QumulusAI is a distributed AI cloud platform that delivers accelerated access to high-performance GPU compute. Through an inference-first, demand-led deployment model across a network of data center sites, QumulusAI brings compute closer to customer demand, helping AI teams and enterprises scale production AI workloads with speed, flexibility and control. By combining rapid deployment with flexible private cloud infrastructure, QumulusAI gives customers a faster, more adaptable path beyond the capacity constraints of traditional centralized and hyperscale cloud models. Learn more at QumulusAI.com.
Follow us on LinkedIn and X @QumulusAI.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the value and term of the company’s signed customer contracts and the revenue the company expects to realize from them; the company's continued ability to deploy, sell, and bring online capacity on its anticipated timeline, the revenue the company expects to recognize in future periods from compute capacity brought online during and after the third quarter; and the expected timing on which contracted capacity will be ready for service including any related contingencies. Words such as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “can,” “may,” “on track,” “plan,” “project,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These statements are based on management's current expectations and assumptions as of the date of this release and are subject to risks and uncertainties that could cause actual results to differ materially, including, among others, the company's dependence on a limited number of large customers; the availability and cost of power, network connectivity and specialized hardware such as graphics processing units; the company's substantial capital requirements and access to financing; competition and rapid technological change in the high-performance computing and AI markets; the company's limited operating history and history of net losses; and those described in the “Risk Factors” section of the company's registration statement on Form S-1, as amended (File No. 333-292514), filed with the U.S. Securities and Exchange Commission (SEC), and the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2026, as such factors may be updated in the company's subsequent filings with the SEC. QumulusAI undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.
Investor Contact
investors@qumulusai.com
Media Contact
media@qumulusai.com

QUMULUSAI, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash	$21,909,713	$11,712,493
Restricted cash	9,225,679	—
Accounts receivable, net of allowance for credit losses of $321,047 and $2,263 as of September 30, 2026 and December 31, 2025, respectively	30,647,719	57,889
Deposits on power equipment - current	2,137,972	7,238,383
Prepaid expenses and other current assets	4,288,244	1,134,851
Total current assets	68,209,327	20,143,616
Property and equipment, net	138,629,171	12,502,886
Operating right-of-use assets, net	1,345,047	1,438,970
Finance right-of-use assets, net	133,044,741	6,996,077
Equity method investments	—	4,227,130
Investment in equity securities	1,082,500	—
Deposits on power equipment	4,285,885	6,384,258
Goodwill	31,416,827	31,416,827
Intangible assets, net	7,224,902	7,268,513
Other assets	8,823,952	1,356,216
Total assets	$394,062,352	$91,734,493

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,843,065	$1,248,175
Dividend payable	359,188	359,188
Accrued expenses and other current liabilities	7,299,193	2,833,337
Deferred revenue - current portion	33,174,971	—
Current portion of notes payable	14,862,667	1,684,554
Current portion of notes payable - related party	2,000,000	3,848,915
Current portion of USD.AI protocol loans	12,214,906	—
Operating lease liabilities - current portion	109,557	97,463
Finance lease liabilities - current portion	39,136,857	1,645,069
Deferred tax liability	274,554	423,381
Total current liabilities	117,274,958	12,140,082
Long-term notes payable, net of current portion	44,245,099	6,241,948
Operating lease liabilities, net of current portion	1,430,559	1,497,549
Finance lease liabilities, net of current portion	83,353,330	5,179,828
Warrant liability	828,232	1,382,955
Deferred revenue, net of current portion	45,822,451	—
Additional convertible notes option liability	22,183,450	—
USD.AI protocol loans, net of current portion	20,319,360	—
Convertible note payable	32,040,000	—
Other non-current liabilities	1,313,364	—
Total long-term liabilities	251,535,845	14,302,280
Total liabilities	368,810,803	26,442,362

Shareholders' Equity
Preferred stock - no par value; 100,000,000 and zero shares authorized as of September 30, 2026 and December 31, 2025, respectively; zero shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock - no par value; 1,000,000,000 and 500,000,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively; 34,699,038 and 31,367,559 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	135,611,986	93,400,180
Additional paid-in capital	11,307,803	6,318,290
Accumulated deficit	(124,247,844)	(37,546,254)
Total shareholders' equity attributable to QumulusAI shareholders	22,671,945	62,172,216
Non-controlling interests	2,579,604	3,119,915
Total shareholders' equity	25,251,549	65,292,131
Total liabilities and shareholders' equity	$394,062,352	$91,734,493

QUMULUSAI, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Revenue from cryptocurrency mining	$262,995	$211,765	$1,042,055	$507,604
Revenue from mining hosting services	365,854	1,445,669	2,008,059	4,794,821
Revenue from compute power	14,126,265	1,443,351	21,837,723	2,755,051
Total revenue	14,755,114	3,100,785	24,887,837	8,057,476

Costs and expenses
Cost of revenue (exclusive of depreciation and amortization)	4,161,145	1,643,980	8,539,344	4,245,448
General and administrative expenses	35,671,537	2,638,965	43,921,812	6,081,954
Sales and marketing expenses	1,605,602	147,471	2,758,174	238,055
Depreciation and amortization expense	14,872,738	1,425,735	24,421,737	3,358,079
Total costs and expenses	56,311,022	5,856,151	79,641,067	13,923,536

Operating loss	(41,555,908)	(2,755,366)	(54,753,230)	(5,866,060)

Other income (expenses)
Income from equity method investments	—	179,617	21,994	1,043,937
Gain on sale of equity method investments	162,785	—	12,732,446	—
Gain on remeasurement of investment in TCM	—	—	—	14,549,536
Change in fair value of warrant liability	2,140,561	(4,844,713)	554,723	(5,536,816)
Change in fair value of digital assets	—	43,935	—	81,919
Change in fair value of convertible note	13,650,058	—	16,030,058	—
Change in fair value of additional convertible notes option	16,537,550	—	20,388,400	—
Gain on sale or disposal of property and equipment	—	462	36,298	462
Loss on settlement of lease liability	—	(692,837)	—	(692,837)
Loss on issuance of convertible note	—	—	(73,881,850)	—
Loss on extinguishment of debt	—	(883,667)	—	(1,037,501)
Other income (expense), net	27,704	(2,183)	(160,046)	24,771
Interest expense, net	(5,369,084)	(509,866)	(7,953,108)	(1,450,812)
Total other income (expenses), net	27,149,574	(6,709,252)	(32,231,085)	6,982,659

Income (loss) before income tax expense	(14,406,334)	(9,464,618)	(86,984,315)	1,116,599

Income tax expense (benefit)	36,237	(349)	(148,827)	284,771

Net income (loss)	$(14,442,571)	$(9,464,269)	$(86,835,488)	$831,828

Less: deemed dividend on conversion of preferred stock	—	89,386,947	—	89,386,947

Less: net income (loss) in non-controlling interests	16,813	—	(133,898)	—

Net loss attributable to common shareholders	$(14,459,384)	$(98,851,216)	$(86,701,590)	$(88,555,119)

Net loss per share attributable to common shareholders, basic and diluted	$(0.43)	$(5.34)	$(2.68)	$(5.36)

Weighted-average common stock outstanding, basic and diluted	33,516,738	18,503,757	32,299,039	16,512,498

QUMULUSAI, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(86,835,488)	$831,828
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	10,585,870	2,554,911
Amortization of right-of-use assets	13,929,789	882,733
Amortization of loan origination costs	186,740	23,513
Amortization of discount on convertible note	—	135,334
Provision for credit losses	318,784	—
Amortization of premium on loan receivable	—	(16,281)
Non-cash interest expense	—	6,418
Recovery of credit losses	—	(36,921)
Interest expense under finance lease obligations	5,149,195	268,356
Income from equity method investments	(21,994)	(1,043,937)
Gain on sale of equity method investments	(12,732,446)	—
Gain on remeasurement of investment in TCM	—	(14,549,536)
Change in fair value of warrant liability	(554,723)	5,536,816
Change in fair value of digital assets	—	(81,919)
Change in fair value of convertible note	(16,030,058)	—
Change in fair value of additional convertible notes option	(20,388,400)	—
Change in deferred taxes	(148,827)	284,771
Stock-based compensation	4,170,708	799,823
Issuance of common stock for services	26,412,529	—
Issuance of warrants for services	626,293	69,663
Issuance of warrants as consideration payable to customer	192,512	—
Noncash revenue recognized from receipt of equity securities	(82,500)	—
Gain on sale or disposal of property and equipment	(36,298)	(462)
Loss on issuance of convertible note	73,881,850	—
Loss on extinguishment of debt	—	1,037,501
Loss on settlement of lease liability	—	692,837
Changes in operating assets and liabilities:
Accounts receivable	(30,908,614)	8,764
Due from related party	—	82,213
Prepaid expenses and other current assets	(3,198,434)	(207,498)
Other assets	(1,467,885)	—
Proceeds from sale of digital assets	102,746	3,045,949
Mining of digital assets	(102,746)	(2,876,300)
Accounts payable	6,594,890	508,549
Accrued expenses	4,465,856	114,685
Deferred revenue	78,997,422	—
Operating lease liabilities	(54,896)	(43,940)
Intangible assets	(89,112)	(7,200)
Due to related party	—	(547,484)
Other non-current liabilities	1,313,364	—
Net cash provided by (used in) operating activities	54,276,127	(2,526,814)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(137,021,298)	(1,226,323)
Proceeds from sale of property and equipment	478,164	—
Proceeds from disposal of property and equipment	—	4,000
Proceeds from collections of loans receivable	—	285,654
Deposits on power equipment	5,274,478	(1,866,454)
Data center set up costs	(5,999,851)	—
Purchase of equity securities	(1,000,000)	—
Proceeds from sale of U.S. dollar coin	—	391,584
Proceeds from sale of digital asset reserve	—	393,460
Cash acquired as part of business acquisition	—	2,441,275
Dividends paid on common stock	—	(36,759)
Proceeds from sale of equity method investments	16,722,407	—
Distributions from equity method investments	259,163	2,422,000
Distributions to joint venture partners	(406,413)	—
Net cash (used in) provided by investing activities	(121,693,350)	2,808,437

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of issuance costs	5,980,834	21,355,080
Redemption of preferred stock	—	(293,742)
Repayments on finance lease obligations	(27,399,088)	(1,289,600)
Proceeds from convertible note payable	28,800,000	—
Proceeds from notes payable, net of issuance costs	51,378,460	—
Proceeds from notes payable - related party	—	7,170
Proceeds from exercise of warrants	27,501	72,659
Proceeds from exercise of options	—	112,600
Proceeds from line of credit, net of issuance costs	34,996,018	—
Repayments of line of credit	(2,570,755)	(299,077)
Repayments of notes payable	(2,522,960)	(579,999)
Repayments of notes payable - related party	(1,849,888)	(722,838)
Repayments of convertible note payable - related party	—	(3,226,548)
Repayments of convertible notes payable	—	(1,150,000)
Net cash provided by financing activities	86,840,122	13,985,705

NET CHANGE IN CASH AND RESTRICTED CASH	19,422,899	14,267,328

CASH AND RESTRICTED CASH, beginning of period	11,712,493	3,970,466

CASH AND RESTRICTED CASH, end of period	$31,135,392	$18,237,794

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes	$—	$—
Cash paid for interest	$6,714,464	$907,788

Non-cash financing and investing activities
Issuance of warrants for property and equipment	$—	$104,854
Issuance of warrants as offering costs	$—	$135,482
Non-cash contribution to equity method investment	$—	$115,210
Issuance of common stock for settlement of lease liability	$—	$1,444,300
Conversion of preferred stock to common stock	$—	$36,896,276
Issuance of Common Stock and Series D Preferred Stock for the acquisition of TCM	$—	$20,250,013
Exchange of TCM stock options resulting in issuance of stock options in acquisition	$—	$1,883,956
Issuance of preferred stock upon partial conversion of convertible note	$—	$1,711,837
Transfer of leased assets to property and equipment upon lease buyout	$—	$1,340,882
Issuance of common stock for conversion of convertible notes	$9,790,942	$—
Acquisition of right-of-use asset in exchange for lease obligations	$139,884,530	$6,528,526
Lease liabilities arising from obtaining right-of-use assets	$137,915,183	$6,787,230

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
The accompanying press release refers to Adjusted EBITDA, a non-GAAP financial measure not calculated or presented in accordance with GAAP. This non-GAAP financial measure is supplemental information and in addition to the financial measures presented in the accompanying release that are calculated and presented in accordance with GAAP.
EBITDA is defined as net income (loss) before interest expense, net; income tax expense (benefit); and depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude stock-based compensation expense, common stock issued for professional services in connection with the direct listing, and gains and losses arising from the issuance, remeasurement, extinguishment or disposition of financial instruments, investments and other assets, and the settlement of lease liabilities. Net income (loss) margin is calculated as net income (loss) divided by revenue, and Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue.
Management uses Adjusted EBITDA to evaluate operating performance, establish budgets and forecasts and make operational decisions. The company believes the measure is useful to investors because it excludes items that management does not consider indicative of the underlying operating performance of the business, and because it facilitates comparison of results across periods.
Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for net income (loss) or any other measure prepared in accordance with GAAP. Among other limitations, Adjusted EBITDA excludes depreciation and amortization of assets that are central to the company’s ability to generate revenue, and excludes interest expense and amortization associated with the company’s finance lease obligations, under which the company expects to make payments of approximately $13.0 million during the remainder of 2026 and approximately $53.3 million during 2027. Adjusted EBITDA as defined by the company may not be comparable to similarly titled measures reported by other companies.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(14,442,571)	$(9,464,269)	$(86,835,488)	$831,828

Depreciation and amortization (inclusive of ROU amortization)	14,872,738	1,425,735	24,421,737	3,358,079
Interest expense, net	5,369,084	509,866	7,953,108	1,450,812
Income tax expense (benefit)	36,237	(349)	(148,827)	284,771
Stock-based compensation	3,928,899	549,271	4,170,708	799,823
Common stock issued for professional services in connection with the direct listing	26,412,529	—	26,412,529	—
Change in fair value of warrant liability	(2,140,561)	4,844,713	(554,723)	5,536,816
Change in fair value of digital assets	—	(43,935)	—	(81,919)
Change in fair value of convertible note	(13,650,058)	—	(16,030,058)	—
Change in fair value of additional convertible notes option	(16,537,550)	—	(20,388,400)	—
Loss on settlement of lease liability	—	692,837	—	692,837
Gain on sale of equity method investments	(162,785)	—	(12,732,446)	—
Gain on sale or disposal of property and equipment	—	(462)	(36,298)	(462)
Loss on issuance of convertible note	—	—	73,881,850	—
Loss on extinguishment of debt	—	883,667	—	1,037,501
Gain on remeasurement of investment in TCM	—	—	—	(14,549,536)

Adjusted EBITDA	$3,685,962	$(602,926)	$113,692	$(639,450)

Revenue	$14,755,114	$3,100,785	$24,887,837	$8,057,476
Net income (loss) margin	(98)%	(305)%	(349)%	10%
Adjusted EBITDA margin	25%	(19)%	—%	(8)%